Oportun Closes $187.5 Million Committed Warehouse Facility
Increases total committed warehouse capacity to $954 Million

SAN CARLOS, Calif., April 2, 2025 (GLOBE NEWSWIRE) -- Oportun (Nasdaq: OPRT), a mission-driven financial services company, today announced the closing of a new warehouse facility. Features of this facility include:
•$187.5 million total commitment
•Natixis Corporate & Investment Banking, as senior lender
•Neuberger Berman, on behalf of client funds, as mezzanine lender
•Two-year revolving period
•Collateralization by Oportun’s unsecured and secured personal loan originations
“This new warehouse facility materially increases Oportun’s warehouse capacity with a diversified group of lenders”, said Paul Appleton, Interim Chief Financial Officer of Oportun. “With the support of Natixis and Neuberger Berman, this committed financing will help drive Oportun’s responsible growth in the years ahead.”
Oportun maintains a diverse set of capital sources including committed warehouse facilities, asset-backed securitizations, corporate-level debt financing, and whole loan sales.
About Oportun
Oportun (Nasdaq: OPRT) is a mission-driven financial services company that puts its members' financial goals within reach. With intelligent borrowing, savings, and budgeting capabilities, Oportun empowers members with the confidence to build a better financial future. Since inception, Oportun has provided more than $19.7 billion in responsible and affordable credit, saved its members more than $2.4 billion in interest and fees, and helped its members save an average of more than $1,800 annually. For more information, visit Oportun.com.

About Natixis Corporate & Investment Banking
Natixis Corporate & Investment Banking is a leading global financial institution that provides advisory, investment banking, financing, corporate banking and capital markets services to corporations, financial institutions, financial sponsors and sovereign and supranational organizations worldwide.

Our teams of experts in about 30 countries advise clients on their strategic development, helping them to grow and transform their businesses, and maximize their positive impact. Natixis CIB is committed to aligning its financing portfolio with a carbon neutrality path by 2050 while helping its clients reduce the environmental impact of their business.

As part of Groupe BPCE, the second largest banking group in France through the Banque Populaire and Caisse d’Epargne retail networks, Natixis CIB benefits from the Group’s financial strength and solid financial ratings (Standard & Poor's: A+, Moody's: A1, Fitch: A+, R&I: A+).

About Neuberger Berman
Neuberger Berman is an employee-owned, private, independent investment manager founded in 1939 with over 2,800 employees in 26 countries. The firm manages $508 billion of equities, fixed income, private equity, real estate and hedge fund portfolios for global institutions, advisors and individuals. Neuberger Berman’s investment philosophy is founded on active management, fundamental research and engaged ownership. The PRI identified the firm as part of the Leader’s Group, a designation awarded to fewer than 1% of investment firms for excellence in environmental, social and governance practices. Neuberger Berman has been named by Pensions & Investments as the #1 or #2 Best Place to Work in Money Management for each of the last eleven years (firms with more than 1,000 employees). Visit www.nb.com for more information. Data as of December 31, 2024.

Forward-Looking Statements
This press release contains forward-looking statements. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact contained in this press release, including statements as to our expectations regarding our future growth, are forward-looking statements. These statements can be generally identified by terms such as “expect,” “plan,” “goal,” “target,” “anticipate,” “assume,”

“predict,” “project,” “outlook,” “continue,” “due,” “may,” “believe,” “seek,” or “estimate” and similar expressions or the negative versions of these words or comparable words, as well as future or conditional verbs such as “will,” “should,” “would,” “likely” and “could.” These statements involve known and unknown risks, uncertainties, assumptions and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events, financial trends and risks and uncertainties that we believe may affect our business, financial condition and results of operations. These risks and uncertainties include those risks described in our filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K. These forward-looking statements speak only as of the date on which they are made and, except to the extent required by federal securities laws, we disclaim any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In light of these risks and uncertainties, there is no assurance that the events or results suggested by the forward-looking statements will in fact occur, and you should not place undue reliance on these forward-looking statements.

Investor Contact
Dorian Hare
(650) 590-4323
ir@oportun.com
Media Contact
Michael Azzano
Cosmo PR for Oportun
(415) 596-1978
michael@cosmo-pr.com